                                                                   Exhibit 10.14
                                                                  Execution Copy

                          EMPLOYEE SEPARATION AGREEMENT
                          -----------------------------


     THIS AGREEMENT made as of this 31st day of July, 1996 by and between Project Software & Development, Inc., a Massachusetts corporation having a usual place of business in Cambridge, Massachusetts ("PSDI"), and Dean F. Goodermote ("Goodermote") of Wayland, Massachusetts.

                          W I T N E S S E T H  T H A T:
                          - - - - - - - - - -  - - - -

     WHEREAS, Goodermote currently serves on the Board of Directors of PSDI; WHEREAS, PSDI has employed Goodermote most recently as President and Chief
Operating Officer; and
     WHEREAS, PSDI and Goodermote wish to set forth the terms of the termination of Goodermote's employment as President and Chief Operating Officer of PSDI, his retention as an employee of PSDI with modified responsibilities and his continued undertaking to serve as a director of PSDI;
     NOW, THEREFORE, in consideration of the premises and the covenants and agreements set forth herein, PSDI and Goodermote hereby agree as follows:
     1. Goodermote hereby resigns as President and Chief Operating Officer of PSDI, effective July 31, 1996 (the "termination date"). At the request of PSDI, Goodermote will execute and deliver to PSDI a separate instrument embodying such resignation.

     2. Commencing on the termination date and continuing until January 31, 1997 (hereinafter referred to as the "continuation period"), unless extended, Goodermote shall continue as an employee of PSDI and shall be paid an amount equal in rate to the base salary of $833.33 per month less applicable deductions. Except as expressly set forth in this Agreement, he shall not be entitled to benefit from or continue to participate in any bonus or deferred compensation plan maintained by PSDI and as of July 31, 1996, shall participate in welfare or benefit plans maintained by PSDI under PSDI's policy for terminated employees. All payments during the continuation period shall be made consistent with PSDI's regular pay cycle. During the continuation period and in consideration of such payments, Goodermote shall use his best efforts to perform such duties as the Board of Directors of PSDI, or the Chief Executive Officer of PSDI in consultation with the Board of Directors, shall assign to him; provided, however, that the time reasonably required to perform such duties shall not exceed an average of 2 hours per week in any calendar month during the continuation period.
     3. All options which have heretofore been granted to Goodermote under PSDI's Amended and Restated 1994 Stock Incentive and Nonqualified Stock Option Plan (the "options") shall be exercisable, and expire, in accordance with their terms. It is specifically acknowledged by the parties hereto that the continuation period shall constitute continued employment by PSDI for the purpose of Section Sixth of each such option relating to the vesting and expiration of each such option and that no options or portions thereof shall vest after the last scheduled vesting date in the continuation period, December 31, 1996.
     4. Goodermote shall be entitled to his laptop computer when his employment with PSDI ends.
     5. Except as provided above or as otherwise agreed with PSDI, all other benefits heretofore provided by PSDI to Goodermote as a full time employee have terminated as of the termination date. Goodermote specifically acknowledges that the payments during the continuation period are in lieu of all other benefits and payments which otherwise may have been payable to him as a result of his termination under benefit plans or policies of PSDI, including, without limitation, additional severance, bonus payments and separation pay, and he hereby waives any rights he may have in or to any such other benefits or payments, it being the intention of the parties hereto to convert and merge all such rights into this Agreement.
     6. Any other provision hereof to the contrary notwithstanding, Goodermote agrees that it is his intention, if he is elected, to continue to serve on the Board of Directors of PSDI through the conclusion of the term expiring upon the qualification of a successor director elected at the 1998 annual meeting of stockholders of PSDI. By written notice to Goodermote, PSDI may terminate Goodermote's employment hereunder prior to the end of the continuation period if he should resign as a member of the Board of Directors, commit a material breach of this Agreement or be removed as a member of the Board of Directors for cause before the end of such period. PSDI shall provide Goodermote such expense reimbursement and cash compensation as is typical for its directors who are not full time employees in connection with any such service rendered by Goodermote after the conclusion of the continuation period on January 31, 1997; provided, that, PSDI shall not be required to grant Goodermote any further options as a result of such service or election.
     7. Goodermote understands that as a director, officer and senior employee of PSDI he has had access, and that as a director and employee of PSDI he will have access, to confidential and proprietary information concerning PSDI and its affiliates. Goodermote agrees that he will not disclose or use any such confidential or proprietary information, whether for his benefit or for the benefit of another, and that, without limiting the generality of the foregoing, unless he has specific prior written authorization from PSDI, he will not disclose any such confidential or proprietary information to any person, firm, corporation or other entity, whether or not in competition with PSDI or any of its affiliates, for any reason or purpose whatsoever. Goodermote has heretofore signed a Proprietary Information and Inventions Agreement ("Proprietary Information Agreement") in favor of PSDI and agrees to continue to comply with it fully after the date hereof. Goodermote specifically agrees that the Board of Directors process leading to his resignation is confidential and proprietary information of PSDI.
     8. Goodermote hereby agrees to be publicly supportive of PSDI. Goodermote agrees not to criticize, disparage or otherwise comment negatively about, orally or in writing, directly or indirectly, PSDI, its affiliates or any of their respective past, present or future officers, directors, employees, agents, businesses, suppliers or service providers, products or services. PSDI agrees not to criticize, disparage or otherwise comment negatively about Goodermote, orally or in writing, directly or indirectly. As used herein, the term "publicly" shall include communications with analysts, investment bankers, stockholders of PSDI and other members of the financial community. Goodermote agrees to use his best efforts to ensure that none of the members of his family so criticize or disparage any of such persons or entities. Goodermote further agrees that he shall be publicly and privately cooperative and supportive of PSDI in regard to its personnel, corporate practices and policies and other matters.
     9. For a period of one year from the date of this Agreement (the "Restricted Period") Goodermote shall not (i) solicit, encourage, or take any other action which is intended to induce any other employee of PSDI or any of its affiliates to terminate his or her employment with PSDI or any such affiliate in order to become employed by or otherwise perform services for any other person or entity, or (ii) knowingly interfere in any manner with the employment relationship between PSDI or any of its affiliates and any such employee of PSDI or any such affiliate. During the Restricted Period, Goodermote shall not knowingly permit any organization of which he is an officer to employ any such employee of PSDI or its affiliates.

     10. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns, and shall inure to the benefit of all past, present and future directors, officers, stockholders in their capacity as stockholders, employees, affiliates, agents and attorneys of PSDI and their respective heirs, legal representatives, successors and assigns.
     11. This Agreement and the Proprietary Information Agreement constitute the entire agreement between the parties concerning the subject matter hereof and supersede all prior agreements and understandings, oral or written, between them concerning such subject matter.
     12. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of the Commonwealth of Massachusetts without regard to its principles of conflicts of laws.
     13. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall constitute one and the same agreement.
     IN WITNESS WHEREOF, PSDI and Goodermote have set their hands and seals as of the date first above written.

ATTEST:                                         PROJECT SOFTWARE &
                                                  DEVELOPMENT, INC.


/s/ Peter M, Rosenblum[Seal]                    By: /s/ Robert L. Daniels
----------------------                             --------------------------
                                                   Its CEO thereunto
                                                   duly authorized

WITNESS:

/s/ William G. Nelson[Seal]                         /s/ Dean F. Goodermote
---------------------                               ----------------------
                                                    Dean F. Goodermote